                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                          ANNTAYLOR STORES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                      N/A
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                      N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                      N/A
--------------------------------------------------------------------------------

     (5)  Total fee paid:

                                      N/A
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                      N/A
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                      N/A
--------------------------------------------------------------------------------

     (3)  Filing Party:

                                      N/A
--------------------------------------------------------------------------------

     (4)  Date Filed: N/A

                                (ANNTAYLOR LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2002

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the "Company") will be held at 9:00 a.m. on Thursday, May 2, 2002, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

     1. To elect three Class II Directors of the Company, each to serve for a term of three years;

     2. To approve the proposed amendment to the Company's Associate Discount Stock Purchase Plan to increase the total number of shares of common stock of the Company available under this plan by an additional 400,000 shares;

     3. To re-approve the material terms of the performance goals in the Company's Management Performance Compensation Plan approved by the Company's stockholders in 1992, 1994 and 1997;

     4. To ratify the appointment by the Company of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2002; and

     5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on Monday, March 18, 2002 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Barbara K. Eisenberg

                                          Barbara K. Eisenberg
                                          Secretary

New York, New York
April 4, 2002

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD, AND MAILING IT TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

                                [ANNTAYLOR LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2002

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. on Thursday, May 2, 2002, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the: (1) election of three Class II Directors, each to serve for a term of three years; (2) proposed amendment to the Company's Associate Discount Stock Purchase Plan to increase the number of shares of common stock of the Company available under such plan by an additional 400,000 shares; (3) re-approval of the material terms of the performance goals in the Company's Management Performance Compensation Plan; and (4) ratification of the appointment of the Company's independent auditors for fiscal year 2002.

     The mailing of this Proxy Statement and the accompanying form of proxy to the stockholders of the Company is expected to commence on or about April 4, 2002.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock, par value $.0068 per share (the "Common Stock"), at the close of business on March 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 29,500,580 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

     Each stockholder is entitled to one vote per share for each share of Common Stock held of record in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting.

     The Class II Directors will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. With respect to Proposals 2, 3, and 4, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

     In determining whether each of the proposals submitted to a vote of the stockholders has received the requisite number of affirmative votes, (i) abstentions will not be counted as votes cast in connection with determining the plurality required to elect Directors and will have no effect on the outcome of that vote, and (ii) abstentions will be counted as shares present and entitled to vote and will have the same effect as a vote against Proposals 2, 3, and 4, as the case may be.

     Shares of Common Stock that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted in accordance with the instructions indicated on the proxy. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them for the election of the Board of Directors' nominees for Class II Directors and in favor of Proposals 2, 3, and 4.

     No business other than as set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders who execute the enclosed proxy may still attend the Annual Meeting and vote in person.

     Any proxy may be revoked at any time before it is exercised by providing written notice of revocation to the Secretary of the Company, 1372 Broadway, 12th Floor, New York, New York 10018, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy or an earlier vote.

     Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained Morrow & Co., Inc. ("Morrow"), a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians, and other fiduciaries. The Company expects the fees for Morrow to be approximately $7,500 plus expenses. The cost of this solicitation will be borne by the Company.

     The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.

                                   PROPOSAL 1

                         ELECTION OF CLASS II DIRECTORS

     The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible.

     At the Annual Meeting, three Class II Directors are to be elected to serve three-year terms ending at the Annual Meeting of Stockholders to be held in 2005, or until their respective successors are elected and qualified. The Board of Directors has nominated for re-election James J. Burke, Jr., Barry Erdos and Ronald W. Hovsepian as Class II Directors. Each of the three nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of these nominees should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors in the place of a nominee unable to serve.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              "FOR" THE COMPANY'S NOMINEES FOR CLASS II DIRECTORS.

     Set forth below is a brief biography of each nominee for election as a Class II Director and of all other members of the Board of Directors who will continue in office.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                               TERM EXPIRING 2005

     JAMES J. BURKE, JR., AGE 50. Mr. Burke has been a Director of the Company since 1989 and a Director of the Company's wholly-owned operating subsidiary, AnnTaylor, Inc. ("Ann Taylor") from 1989 to 2001. He has been a partner and director of Stonington Partners, Inc. ("Stonington Partners"), a private investment firm, since 1993. Mr. Burke also served as a consultant to Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Burke was formerly a director of Pathmark Stores, Inc., and its parent, SMG Holdings Corporation, which was re-organized under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in 2000 and was also formerly Chairman of Eerie World Entertainment, L.L.C., a restaurant company which was reorganized under Chapter 11 of the Bankruptcy Code in 2001. Mr. Burke is also a director of Education Management Corp., as well as several privately held companies.

     BARRY ERDOS, AGE 57. Mr. Erdos has been a Director of the Company and Ann Taylor since November 2001. He has been Senior Executive Vice President and Chief Operating Officer of the Company and Ann Taylor since 2001. He was Executive Vice President--Chief Financial Officer and Treasurer of the Company and Ann Taylor from 1999 to 2001. Prior to joining the Company, he was Chief Operating Officer of J. Crew Group, Inc., a specialty retailer of apparel, shoes and accessories, from 1998 to 1999. From 1987 to 1998, he held various positions with The Limited Inc., a specialty retailer of apparel and other products, including, from 1997 to 1998, Executive Vice President and Chief Financial Officer for the Limited Express division.

     RONALD W. HOVSEPIAN, AGE 41. Mr. Hovsepian has been a Director of the Company since 1998 and a Director of Ann Taylor from 1998 to 2001. He is an executive officer and Managing Director of Internet Capital Group ("ICG"), a vehicle for participating in the value potential of business-to-business e-commerce. He was Vice President of business development at International Business Machines Corporation ("IBM") from 1999 to 2000; General Manager of IBM's global retail and distribution industry solutions organization in 1998; and from 1996 to 1997, he was Vice President, supply chain solutions at IBM.

                         INCUMBENT CLASS III DIRECTORS
                               TERM EXPIRING 2003

     GERALD S. ARMSTRONG, AGE 58. Mr. Armstrong has been a Director of the Company since 1989 and a Director of Ann Taylor from 1989 to 2001. He has been a Managing Director of Arena Capital Partners, LLC, a private investment firm, since 1998. Mr. Armstrong was a partner and Director of Stonington Partners from 1993 to 1997. From 1994 to 2000, Mr. Armstrong also served as a consultant to Merrill Lynch Capital Partners, Inc.

     WESLEY E. CANTRELL, AGE 67. Mr. Cantrell has been a Director of the Company since 1998 and a Director of Ann Taylor from 1998 to 2001. He was Chief Executive Officer of Lanier WorldWide, Inc. ("Lanier"), a supplier of automated office imaging equipment and systems, from 1987 to 2001, and Chairman of the Board of Directors of Lanier from 1999 to 2001. He is also a director of Environmental Design International, Ltd., a private company, and Impact Ministries, a not-for-profit organization, and is a member of the advisory board of First Union National Bank of Atlanta.

     HANNE M. MERRIMAN, AGE 60. Ms. Merriman has been a Director of the Company since 1993 and a Director of Ann Taylor from 1993 to 2001. She has been the principal in Hanne Merriman Associates, retail business consultants, since 1992. Ms. Merriman is also a director of USAirways Group, Inc., The Rouse Company, State Farm Mutual Automobile Insurance Company, Ameren Corp., T. Rowe Price Mutual Funds and Finlay Enterprises, Inc. She is a member of the National Women's Forum.

                          INCUMBENT CLASS I DIRECTORS
                               TERM EXPIRING 2004

     ROBERT C. GRAYSON, AGE 57. Mr. Grayson has been a Director of the Company since 1992 and a Director of Ann Taylor from 1992 to 2001. He has been President of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since 1992. He has also served as Chairman of Berglass-Grayson, a management consulting firm, since 1995. Mr. Grayson is also a director of Kenneth Cole Productions, Inc. and Frisby Technologies Inc.

     ROCHELLE B. LAZARUS, AGE 54. Ms. Lazarus has been a Director of the Company since 1992 and a Director of Ann Taylor from 1992 to 2001. She has been Chief Executive Officer of Ogilvy & Mather Worldwide, an advertising agency, since 1996, and also Chairman of Ogilvy & Mather Worldwide since 1997. She is also a Director of General Electric Company and TIAA-CREF.

     J. PATRICK SPAINHOUR, AGE 52. Mr. Spainhour has been Chairman, Chief Executive Officer and a Director of the Company and Ann Taylor since 1996.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Company's Board of Directors held six meetings in fiscal year 2001. Each Director attended at least 75% of the total number of Board meetings and meetings of Board committees on which such Director served, except Ms. Lazarus who attended 67% of such meetings. The Board of Directors has established standing Audit, Compensation and Governance Committees. The membership and functions of the standing committees of the Board of Directors are as follows:

     AUDIT COMMITTEE: The principal functions of the Audit Committee include recommending the Company's independent auditors and reviewing the terms of their engagement; conferring with the Company's independent auditors regarding the scope and results of their audit of the Company's financial statements, the Company's internal accounting controls and other matters; conferring with the Company's director of internal audit regarding planned activities of the Company's internal audit department and reviewing the results of such audits; and reviewing the adequacy of internal accounting controls and the results of fiscal policies and financial management of the Company. The Audit Committee held five meetings in fiscal year 2001. The members of the Audit Committee are Messrs. Armstrong (Chairman), Burke, Hovsepian and Ms. Merriman.

     COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to establish the Company's executive compensation practices; to review and approve or make recommendations regarding the compensation of the executive officers of the Company; and to administer certain of the Company's benefit plans, including its stock option plans and other incentive compensation plans. The Compensation Committee held three meetings in fiscal year 2001. The members of the Compensation Committee are Messrs. Armstrong, Cantrell, Grayson (Chairman) and Ms. Lazarus.

     GOVERNANCE COMMITTEE: The principal functions of the Governance Committee are to make recommendations to the Board of Directors on matters concerning corporate governance and Board practices. This Committee advises the Board on the size and composition of the Board and its committees, including qualification of Directors. The Governance Committee will consider nominees recommended by stockholders. See "Stockholder Proposals for the 2003 Annual Meeting." The Governance Committee also recommends schedules for Board meetings and makes recommendations to the Company of matters for Board review. The Governance Committee held one meeting in fiscal year 2001. The members of the Governance Committee are Messrs. Burke, Cantrell, Grayson and Ms. Merriman (Chairperson).

COMPENSATION OF DIRECTORS AND RELATED MATTERS

     Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company. All other Directors (referred to below as "non-employee Directors") receive an annual retainer of $20,000, plus $1,000 for each meeting of the Board or committee of the Board that they attend. Committee chairs also receive an annual stipend of $3,000 for their service as such. In addition, each non-employee Director receives an annual grant of an option to purchase 2,000 shares of Common Stock awarded immediately after the Annual Meeting of Stockholders. Any new non-employee Director joining the Board also receives at the time of election an initial grant of an option to purchase 7,500 shares of Common Stock.

     All stock option grants to non-employee Directors in fiscal year 2001 were made under the AnnTaylor Stores Corporation 1992 Stock Option and Restricted Stock and Unit Award Plan (as restated and amended, the "1992 Plan"). These stock options have an exercise price equal to the Fair Market Value (as defined under the 1992 Plan) of a share of Common Stock on the date of grant, have a term of ten years and become exercisable and vest on the first anniversary of the date of grant. The stock options of a Director who later ceases to be a Director, to the extent exercisable at the time of termination, shall remain exercisable for one year following such termination for any reason other than removal for cause, but in no event later than the ten year term of the stock options.

                                   PROPOSAL 2

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

PLAN OVERVIEW

     In 1999, the Company adopted the Associate Discount Stock Purchase Plan (the "ADSPP") to provide employees of the Company and participating subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. The ADSPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

PROPOSED AMENDMENT TO THE ADSPP

     As of March 1, 2002, there were 43,784 shares of Common Stock available for issuance under the ADSPP. The Board believes that this number will not be sufficient to meet the Company's anticipated needs. Therefore, with the intent to provide the Company with a sufficient number of shares for the ADSPP, the Board adopted an amendment to the ADSPP, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the ADSPP by an additional 400,000 shares. The Company believes that its ability to provide its employees with an opportunity to purchase stock through the ADSPP has been and continues to be an important factor in recruiting, retaining and motivating employees, all of which are essential to the Company's long-term growth and success.

     In 1999, the stockholders of the Company authorized the issuance of 250,000 shares of Common Stock under the ADSPP. If this proposal is approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock that could be issued under the ADSPP will be increased by 400,000 shares. The Committee may make certain adjustments, as it deems appropriate, to the number, kind and purchase price of the shares available for purchase under the ADSPP (and in the maximum number of shares subject to any option under the ADSPP) in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company.

DESCRIPTION OF THE ADSPP

     The following description of the ADSPP is not intended to be complete and is qualified in its entirety by the specific language of the ADSPP, a copy of which is attached as Exhibit A to this Proxy Statement. Defined terms that are otherwise not defined herein shall have the meanings set forth in the ADSPP.

  ELIGIBILITY

     All employees of the Company and of any Subsidiary that the Board designates as a participating Subsidiary under the ADSPP (other than "seasonal" employees and employees who are citizens of a foreign country the laws of which prohibit the granting of options to its citizens), are eligible to participate in the ADSPP as of the first enrollment date following their employment.

  OFFERING PERIODS

     There are two six-month Offering Periods under the ADSPP each year, commencing each February 1 and August 1. The first Offering Period commenced on August 1, 1999, and under the ADSPP, the last Offering Period will commence February 1, 2009. Participants in the ADSPP may elect to make contributions of up to a maximum of 15% of their compensation. As soon as practicable following the end of each Offering Period, the Company applies the funds then in each Participant's Account to the purchase of shares of Common Stock. The price paid for each share purchased is intended to be 85% of the lower of the closing price for the Common Stock on the New York Stock Exchange on the Trading Day immediately preceding (i) the first day of the Offering Period for which the purchase is made and (ii) the last day of the Offering Period for which the purchase is made. There is no limit on the number of shares that may be purchased under the ADSPP; however, no Participant's right to acquire shares may accrue at a rate exceeding $25,000 of Fair Market Value of Common Stock (determined as of the first business day in an Offering Period) in any calendar year, nor may a Participant acquire shares under the ADSPP if, after such purchase, such Participant would own shares, or options to purchase shares, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

ADSPP ADMINISTRATION

     A Committee appointed by the Board administers the ADSPP. The Committee has the authority to delegate any or all of its authority under the ADSPP to Company management. The Board of Directors may amend or terminate the ADSPP at any time. The Board may also provide for an adjustment in the purchase price and the number and kind of securities available under the ADSPP in the event of reorganization, recapitalization, stock split or other similar events. Amendments that would increase the number of shares of Common Stock reserved for purchase, materially increase benefits to Participants, or materially modify the requirements for participation under the ADSPP, also require stockholder approval. Shares available under the ADSPP may be either outstanding treasury shares held by the Company or newly issued shares.

FEDERAL INCOME TAX CONSEQUENCE

     The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the ADSPP, based on federal income tax laws currently in effect. This summary is not intended to provide, or to supplement, tax advice to eligible employees.

  TAX CONSEQUENCES ASSOCIATED WITH PAYROLL DEDUCTIONS

     The compensation paid to a Participant from whom payroll deductions are taken for purposes of purchasing Common Stock under the ADSPP is taxable to the Participant as ordinary income in the year paid and deductible in such year by the Company.

  TAX CONSEQUENCES TO PARTICIPANTS WITH RESPECT TO THE PURCHASE AND DISPOSITION OF SHARES

     In general, Participants who are citizens of the United States will not have taxable income or loss under the ADSPP until they sell or otherwise dispose of shares acquired under the ADSPP (or die while holding such shares in their accounts). If the shares are held, as of the date of sale or disposition, for longer than both (i) two years after the beginning of the enrollment period for which they were purchased, and (ii) one year following purchase, the sale is considered a "qualifying disposition". For qualifying dispositions, the Participant will be treated as having taxable ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the amount paid for the shares under the Plan or (ii) 15% of the fair market value of the shares on the first day of the enrollment period. Any amount realized in excess of such ordinary income will be taxed as long-term capital gain. If the shares are sold at less than the purchase price, the Participant will have a capital loss equal to the difference between the sale price and the purchase price.

     If a disposition does not meet the foregoing criteria, it is a disqualifying disposition, and the Participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the Participant will have taxable capital gain (or loss) equal to the difference between the sale price and the purchase price plus the amount of ordinary income recognized.

 TAX CONSEQUENCES TO THE COMPANY WITH RESPECT TO THE PURCHASE AND DISPOSITION OF SHARES

     The Company is not entitled to any federal tax deduction when shares of Common Stock are purchased pursuant to the ADSPP. The Company will be entitled to a deduction only if the Participant makes a disqualifying disposition of shares purchased under the ADSPP. In such case, the Company can generally deduct as compensation expense an amount equal to the amount of ordinary income taxable to the Participant as a result of the disqualifying disposition. The Company is not entitled to an income tax deduction with respect to qualifying dispositions.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF
     THE AMENDMENT TO THE COMPANY'S ASSOCIATE DISCOUNT STOCK PURCHASE PLAN.

                                   PROPOSAL 3

                        RE-APPROVAL OF MATERIAL TERMS OF
                               PERFORMANCE GOALS
                                     IN THE
               COMPANY'S MANAGEMENT PERFORMANCE COMPENSATION PLAN

     The Company has maintained the AnnTaylor Stores Corporation Management Performance Compensation Plan since 1992. In 1994, the Board of Directors adopted, and stockholders approved, an amendment and restatement of that plan in order to comply with the provisions of Section 162(m) of the Code. In 1997, the Board of Directors adopted, and stockholders approved, a further amendment and restatement of that plan in order to, among other things, (i) increase the amount of the maximum individual award payable in any Performance Period and
(ii) expand the types of corporate business criteria that the Compensation Committee may consider in establishing each Performance Period's performance goals and in 1998, that plan was further amended in connection with Section 162(m) of the Code (the "Performance Compensation Plan").

     Section 162(m) of the Code limits the deductibility of certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1.0 million deductibility limitation. In order for compensation granted pursuant to the Performance Compensation Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals. Accordingly, the Performance Compensation Plan was submitted to stockholders for approval and was approved at the 1997 annual meeting of stockholders. Treasury regulations require that when the compensation committee has authority to change the targets under a performance goal after stockholder approval of the goal, material terms of the performance goal must be disclosed to and re-approved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal. Because stockholders previously approved the performance goals in 1997, for compensation payable under the Performance Compensation Plan to continue to qualify as "performance-based" compensation, the Performance Compensation Plan is being submitted to stockholders for re-approval at the Annual Meeting of Stockholders in 2002. The Company has not made any changes to the Performance Compensation Plan since it was approved by the stockholders in 1997.

DESCRIPTION OF THE PERFORMANCE COMPENSATION PLAN

     The following description of the Performance Compensation Plan is not intended to be complete and is qualified in its entirety by the specific language of the Performance Compensation Plan, a copy of which is attached as Exhibit B to this Proxy Statement. Defined terms that are otherwise not defined herein shall have the meanings set forth in the Performance Compensation Plan.

OVERVIEW

     The Performance Compensation Plan is intended, as part of the Company's over-all compensation strategy, to attract and retain in the employ of the Company and its subsidiaries highly motivated, results-oriented officers and key employees of experience and ability, by basing such persons' compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its subsidiaries and to continue to make contributions to the Company in the future.

PERFORMANCE COMPENSATION PLAN ADMINISTRATION

     The Performance Compensation Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of two or more persons, at least two of whom are "outside directors" within the meaning of Section 162(m) of the Code. Under the Performance Compensation Plan, the term "Section 162(m) Officer" means an Executive Officer whose applicable employee remuneration (as defined in Section 162(m) of the Code), for the year in which the Award would be payable and including amounts that may be earned under this Plan, is expected to exceed the limitation set forth in Section 162(m) of the Code for deductibility. The Performance Compensation Plan provides that the Compensation Committee may delegate to one or more officers its authority with respect to participants who are not 162(m) Officers. The Performance Compensation Plan provides that a performance period may consist of a six-month season or such longer period of up to twelve months as may from time to time be selected by the Committee (a "Performance Period").

ELIGIBILITY

     Salaried associates in the employ of the Company or any of its subsidiaries (including officers and Directors, but excluding persons who are Directors only) are eligible to become participants and receive performance compensation under the Performance Compensation Plan. In selecting from among all eligible associates those who will become participants in any Performance Period and in determining their potential performance compensation for such period, the Compensation Committee considers the position and responsibilities of the eligible associates, the value of their services to the Company and such other factors as the Compensation Committee deems relevant.

PERFORMANCE COMPENSATION

     Prior to the beginning of each Performance Period (or within such other period as may be permitted by Section 162(m) of the Code), the Compensation Committee assigns to each participant an individual performance ratio (a "Performance Percentage") for such period and establishes a matrix assigning a performance ratio (a "Performance Ratio") to various levels of performance that might be achieved for such period. The Performance Percentage is a factor that ranges from one percent to one hundred percent. The Performance Ratio is a factor that causes the amount of performance compensation to increase based on specified increases in level of performance, pursuant to a preestablished schedule. A participant's performance compensation for the Performance Period will be equal to the product of (i) the participant's annual base salary for the fiscal year of which such Performance Period is a part, multiplied by (ii) the Performance Percentage assigned to such participant for such Performance Period, multiplied by (iii) the Performance Ratio achieved for such Performance Period. The Performance Compensation Plan provides that the Compensation Committee may, but need not, use this formula.

PERFORMANCE GOALS ESTABLISHED BY COMPENSATION COMMITTEE

     The Performance Compensation Plan provides that the Compensation Committee is to establish performance goals expressed in terms of the achievement of any of one or more of the following business criteria: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other delineation; appreciation in the price of the Company's Common Stock; total stockholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Such performance goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to participants who are not
Section 162(m) Officers, performance goals may also include such objective or subjective individual performance criteria as the Compensation Committee may, from time to time, establish. Performance goals may include a threshold level of performance below which no award payment will be made and levels of performance at which specified percentages of the target award will be paid, and may also include a maximum level of performance above which no additional award will be paid. Each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The performance goals established by the Compensation Committee may be different with respect to different Performance Periods and different goals may be applicable to different Participants. The Compensation Committee is authorized to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or its financial statements, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposition of a segment of a business or related to a change in accounting principles.

     For any Performance Period, the Board may establish a ceiling on the aggregate amount that may be paid out in performance compensation for such Performance Period. In the event that such a limit is established for any Performance Period, the performance compensation otherwise payable to all participants for such Performance Period will be reduced pro rata. In addition, the Performance Compensation Plan provides that no participant who is a Section 162(m) Officer of the Company at the beginning of the Performance Period may receive an amount of performance compensation, with respect to a Performance Period, in excess of $1,500,000 per twelve-month Performance Period, to be reduced proportionately for Performance Periods of shorter duration.

PAYMENT

     Performance compensation will be paid by the Company or the subsidiary employing the participant promptly following the end of the Performance Period to which it relates and the availability of the Company's final consolidated financial results for such Performance Period. With respect to Section 162(m) Officers, no payment may be made until the applicable performance results have been certified by the Compensation Committee. A participant will not be entitled to receive payment of performance compensation unless such participant is still in the employ of the Company or one of its subsidiaries at the time the performance compensation is actually paid.

     The Board at any time and from time to time may modify, amend, suspend or terminate the Performance Compensation Plan without notice; provided that no amendment that requires stockholder approval in order for the Performance Compensation Plan to continue to comply with Section 162(m) of the Code will be effective unless approved by the requisite vote of the stockholders of the Company. Inasmuch as benefits under the Performance Compensation Plan will be determined by the Compensation Committee and performance goal criteria may vary from year to year and from participant to participant, benefits to be paid under the Performance Compensation Plan are not determinable. No awards were paid to Covered Employees in respect of fiscal years 2001 and 2000. Awards to named executive officers in respect of fiscal year 1999 are included in the Table entitled "Summary of Executive Officer Compensation."

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has reappointed the firm of Deloitte & Touche LLP ("Deloitte"), Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for fiscal year 2002. Deloitte has served as the independent auditors of the Company since 1989.

     Audit Fees--During fiscal year 2001, Deloitte billed the Company $356,500 for professional services rendered for the audit of the Company's consolidated financial statements for fiscal year 2001 and for the review during fiscal year 2001 of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees--During fiscal year 2001, Deloitte did not perform any services for the Company relating to Financial Information Systems Design and Implementation, as such services are described in Regulation S-X promulgated under the Securities Act of 1933, as amended.

     All Other Fees--During fiscal year 2001, Deloitte billed the Company $478,055 for all other professional services.

     The Audit Committee has considered the non-audit services rendered by Deloitte for the Company and concluded, based upon information furnished by Deloitte, that providing such services are compatible with maintaining Deloitte's independence.

     Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request stockholder ratification of the appointment of the Company's independent auditors. If stockholders do not approve ratification of the appointment of such auditors, the Board of Directors will reconsider the appointment.

     Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
           INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2002.

                             AUDIT COMMITTEE REPORT

INTRODUCTION

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's audit, accounting and financial reporting processes in order to support the integrity of the Company's financial statements and reports and other accounting functions. It fulfills its responsibilities by monitoring the Company's accounting and financial reporting practices and the Company's system of internal controls; reviewing the financial information and related disclosures provided to stockholders; and communicating regularly with management and the Company's independent auditors regarding such matters. In carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the work of the independent outside accountants engaged by the Company. The Audit Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent outside accountants are responsible for auditing those financial statements.

STRUCTURE AND MEMBERSHIP

     The Audit Committee is governed by a Charter which specifies that the Audit Committee shall consist of at least three members of the Board of Directors, one of whom shall chair the Audit Committee, and it shall meet at least four times annually. The Charter requires that each member of the Audit Committee be independent of the Company and its management. The Audit Committee reports to the Board of Directors periodically with respect to its activities and its recommendations.

     The Audit Committee currently consists of four Directors, all of whom are independent as defined in Section 303.01 of the New York Stock Exchange Listed Company Manual. No member of the Audit Committee is an officer of the Company or employed or affiliated with Deloitte, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his or her independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience.

AUDIT COMMITTEE ACTIVITIES

     In discharging its oversight responsibilities for fiscal year 2001, the Audit Committee: (1) reviewed and discussed the audited financial statements with management and the Company's independent auditors; (2) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, promulgated by the Accounting Standards Board of the American Institute of Certified Public Accountants; and (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may affect the auditor's objectivity and independence. The Audit Committee also reviewed with Deloitte and management significant developments in accounting rules and the application and disclosure of critical accounting policies applied by the Company.

     The Audit Committee has received written disclosure from Deloitte that it is independent, as required by the Independence Standards Board's Standard No.
1. Deloitte informed the Audit Committee that it has disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte's professional judgment, may reasonably be thought to bear on its independence. Deloitte also has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the securities laws.

     The Audit Committee also conferred periodically with the Company's director of internal audit regarding planned activities of the Company's internal audit department and reviewed the results of such audits. The Audit Committee also reviewed the findings of the Company's internal audit department and Deloitte on the adequacy of the Company's internal accounting controls and the results of fiscal policies and financial management of the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended February 2, 2002 be included in the Company's Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission (the "Commission").

                                          Gerald S. Armstrong (Chairman)
                                          James J. Burke, Jr.
                                          Ronald W. Hovsepian
                                          Hanne M. Merriman

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage changes in the Company's cumulative total stockholder return on the Company's Common Stock for the five-year period ended February 2, 2002, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones U.S. Retailers, Apparel Index for the same period. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at February 1, 1997 and assume that all dividends were reinvested.

                       COMPARISON OF 5 YEAR TOTAL RETURN*
             AMONG ANNTAYLOR STORES CORPORATION, THE S&P 500 INDEX
                  AND THE DOW JONES US RETAILERS APPAREL INDEX

                                   [GRAPH]

                                                    ANNTAYLOR STORES                                     DOW JONES US RETAILERS,
                                                       CORPORATION                  S & P 500                    APPAREL
                                                    ----------------                ---------            -----------------------
2/1/97                                                   100.00                      100.00                      100.00
1/31/98                                                   67.75                      126.91                      158.83
1/30/99                                                  224.64                      168.14                      267.60
1/29/00                                                  128.99                      185.54                      241.20
2/3/01                                                   156.46                      183.87                      281.37
2/2/02                                                   219.71                      156.46                      231.36

* $100 invested on 2/1/97 in stock or on 1/31/97 in index (including reinvestment of dividends).

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following Table sets forth certain information as of March 5, 2002 concerning the beneficial ownership of the Company's Common Stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each Director, (iii) the named executive officers listed in the Table entitled "Summary of Executive Officer Compensation," and (iv) all Directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person. The Commission has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

                                                                 NO. OF
                                                               SHARES OF
NAME OF BENEFICIAL OWNER                                      COMMON STOCK   PERCENT
------------------------                                      ------------   -------
Wellington Management Company, LLP(a).......................   2,691,225       8.9%
FMR Corp. and affiliates(b).................................   2,664,355       8.8%
TCW Group Inc.(c)...........................................   1,772,750       5.8%
J. Patrick Spainhour(d)(e)..................................     632,878       2.1%
Barry Erdos(d)..............................................     104,848         *
Katherine Lawther Krill(d)..................................      72,728         *
Kim Roy(d)..................................................      33,000         *
James M. Smith(d)...........................................      24,198         *
Gerald S. Armstrong(d)(f)...................................      16,964         *
James J. Burke, Jr.(d)......................................      58,920         *
Wesley E. Cantrell(d).......................................      13,500         *
Robert C. Grayson(d)........................................      40,500         *
Ronald W. Hovsepian(d)......................................      15,500         *
Rochelle B. Lazarus(d)......................................      15,500         *
Hanne M. Merriman(d)........................................      15,700         *
All executive officers and Directors as a group (14
  persons)(d)(e)(f).........................................   1,053,853       3.5%

---------------

 *  Less than 1%

(a) In an amended Schedule 13G filed with the Commission on February 12, 2002 by Wellington Management Company, LLP ("Wellington"), Wellington reported beneficial ownership of 2,691,225 shares. Wellington, in its capacity as investment advisor, has shared voting power with respect to 1,873,425 shares and shared dispositive power with respect to 2,691,225 shares. Wellington's address is 75 State Street, Boston, MA 02109.

(b) In an amended Schedule 13G filed with the Commission on February 13, 2002, FMR Corp., Edward C. Johnson 3d ("ECJ") and Abigail P. Johnson (collectively, the "FMR Group") reported beneficial ownership of 2,664,355 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 2,460,055 shares as a result of acting as investment adviser to various investment companies. ECJ, FMR Corp., through its control of Fidelity, and the Fidelity funds (the "Fidelity Funds"), each has sole power to dispose of the 2,460,055 shares owned by the Fidelity Funds. The Board of Trustees of the Fidelity Funds has the sole power to vote or direct the voting of the shares owned directly by such entity. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 48,800 shares as a result of serving as investment manager of certain institutional account(s). ECJ and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over all 48,800 shares owned by institutional account(s). Fidelity International Limited is the beneficial owner of 155,500 shares and has sole voting and dispositive power with respect to all of those shares. The address for each of FMR Corp., ECJ and Abigail P. Johnson is 82 Devonshire Street, Boston, MA 02109.

(c) In a Schedule 13G, dated and filed with the Commission on February 13, 2002, The TCW Group, Inc., on behalf of itself and its direct and indirect subsidiaries reported beneficial ownership of 1,772,750 shares. They have shared voting and dispositive power with respect to all 1,772,750 shares. Their address is 865 South Figueroa Street, Los Angeles, CA 90017.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(d) The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 5, 2002 as follows: Mr. Armstrong, 6,000 shares; Mr. Burke, 6,000 shares; Mr. Cantrell, 13,500 shares; Mr. Grayson, 15,500 shares; Mr. Hovsepian, 15,500 shares; Ms. Lazarus, 15,500 shares; and Ms. Merriman, 15,500 shares; Mr. Spainhour, 457,500 shares; Mr. Erdos, 46,500 shares; Ms. Krill, 47,873 shares; and Mr. Smith, 11,998 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture, as follows: Mr. Spainhour, 125,000 shares; Mr. Erdos, 37,667 shares; Ms. Krill, 24,668 shares; Ms. Roy, 33,000 shares and Mr. Smith, 12,000 shares.

(e) 12,000 of these shares are held by Par 4 Holdings, LLC, a limited liability company of which Mr. Spainhour and his spouse are the sole members.

(f) Includes an aggregate of 3,000 shares owned by Mr. Armstrong's three sons, each of whom owns 1,000 shares. Mr. Armstrong disclaims beneficial ownership of such shares.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and certain officers, and holders of more than 10% of the Company's Common Stock to file with the Commission and the New York Stock Exchange reports of their ownership and changes in their ownership of Common Stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons that such persons have not engaged in any transactions in the Company's equity securities during fiscal year 2001, the Company believes that during fiscal year 2001, all transactions were reported on a timely basis except that Ms. Lazarus, a Director, was late in filing two reports involving a total of two transactions.

                               EXECUTIVE OFFICERS

     The following Table sets forth certain information regarding the executive officers of the Company:

NAME                                                        POSITION AND OFFICES
----                                                        --------------------
J. Patrick Spainhour.........................   Chairman, Chief Executive Officer and a
                                                Director
Barry Erdos..................................   Senior Executive Vice President, Chief
                                                Operating Officer and a Director
Katherine Lawther Krill......................   President, AnnTaylor Loft
Kim Roy......................................   President, AnnTaylor Stores
Barbara K. Eisenberg.........................   Senior Vice President, General Counsel and
                                                Secretary
James M. Smith...............................   Senior Vice President, Chief Financial
                                                Officer and Treasurer
Sallie A. DeMarsilis.........................   Vice President and Controller

     Information regarding Messrs. Spainhour and Erdos is set forth above under "Incumbent Class I Directors" and "Nominees for Election as Class II Directors," respectively.

     KATHERINE LAWTHER KRILL, AGE 47. Ms. Krill has been President of the AnnTaylor Loft since 2001. Prior thereto, she was Executive Vice President, Merchandise and Design of the AnnTaylor Loft from 1998 to 2001, and was Senior Vice President, General Merchandise Manager of AnnTaylor Loft from 1996 to 1998.

     KIM ROY, AGE 43. Ms. Roy joined the Company in 2001 as President, AnnTaylor Stores. For more than five years prior thereto, Ms. Roy held a variety of positions at Liz Claiborne Inc. (apparel company), most recently as Group President, responsible for all LizBrand, Special Markets and Accessories businesses.

     BARBARA K. EISENBERG, AGE 56. Ms. Eisenberg joined the Company in 2001 as Senior Vice President, General Counsel and Secretary. Prior thereto, Ms. Eisenberg was Senior Vice President, General Counsel and

Corporate Secretary of J. Crew Group, Inc. from 1999 to 2001 and was Vice President, General Counsel and Corporate Secretary from 1998 until then. Prior thereto, she was Vice President, Associate General Counsel and Corporate Secretary of Burlington Industries, Inc. (textile manufacturer) for more than five years.

     JAMES M. SMITH, AGE 40. Mr. Smith has been Senior Vice President--Chief Financial Officer and Treasurer of the Company and Ann Taylor since 2001. Prior thereto, he was Vice President--Controller and Assistant Treasurer of the Company and Ann Taylor from 1997 to 2001.

     SALLIE A. DEMARSILIS, AGE 37. Ms. DeMarsilis has been Vice President and Controller of the Company and Ann Taylor since 2001. Prior thereto, she was Senior Director and Assistant Controller of the Company and Ann Taylor from 2000 to 2001, and Assistant Controller of the Company and Ann Taylor from 1994 to 2000.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's compensation practices are designed to attract, retain and motivate highly talented, results-oriented executives of experience and ability, and to provide these executives with appropriate incentives to achieve the Company's financial and strategic objectives. The Company's compensation programs are designed to "pay for performance", utilizing a combination of annual base salary, a cash incentive compensation program that rewards executives for achievement of short term objectives, and long term incentive programs, including a long-term cash incentive compensation plan and stock option plans, that reward executives based on long term corporate performance.

     The Compensation Committee generally reviews the Company's compensation practices and programs, in consultation with a nationally recognized compensation consultant, in order to ensure that the Company's compensation programs are achieving their desired effects and to obtain information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

     An executive's annual base salary generally is intended to be positioned within a range comparable to the competitive median salary, but the executive's targeted total compensation, including long term incentives, is intended to be positioned above median, up to approximately the 75th percentile of competitive practice, provided that performance objectives are achieved. In determining an individual executive's compensation, consideration is given to, among other things, the executive's experience and anticipated contribution to the Company, as well as to compensation paid to like executives at other companies. No specific weight is given to any of these considerations. The other companies used in evaluating the competitive position of the Company's compensation programs, as well as for evaluating the compensation of individual executives, consist of companies in the apparel and retail industries, including companies among the Dow Jones Retail, Apparel Index, to the extent information is available.

ANNUAL CASH COMPENSATION

     As noted above, an executive's base salary typically is set at an amount that is approximately at the median range of compensation for equivalent positions. Thus, base compensation alone is less than the executive's targeted total compensation level. In order to attain the targeted compensation level, the executive is dependent, in part, upon earning the variable, performance-based incentive component that is provided for under the Performance Compensation Plan. This cash compensation structure is intended to provide executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its strategic objectives.

     Under the Performance Compensation Plan, each year the Compensation Committee establishes an annual threshold net income target that must be achieved before incentive compensation may be paid to a participant under the plan for the year. For each participant, there may also be established personalized, divisional, work unit and/or individual performance objectives. As a result, the individual's incentive compensation relates not only to the achievement of the Company's profit objective, but also reflects the individual participant's role in the Company, his/her scope of influence on corporate or divisional results and personal job performance. An incentive compensation matrix is also established for each incentive period that provides for increased payments under the plan for exceeding plan targets.

     If the performance targets established under the Performance Compensation Plan are achieved, incentive compensation is paid such that, when added to the executive's base compensation, the executive achieves his or her targeted cash compensation level. If the performance targets are exceeded, the executive's contribution to this performance is reflected by a greater incentive compensation payment under the plan. Similarly, failure to reach the stated performance objectives results in the executive's performance compensation, and thus total cash compensation, being less than the targeted level. No payment was made under Performance Compensation Plan in 2001 because the Company did not meet the target range established under that plan for fiscal year 2000, and no payment will be made as well under the Performance Compensation Plan in 2002 with respect to fiscal year 2001 performance.

LONG TERM COMPENSATION

     The other principal components of executive compensation are the Company's long term incentive programs, which are intended to focus executives' efforts on the Company's long term financial performance and on enhancing the market value of the Company's Common Stock. These objectives are achieved through a Long Term Cash Incentive Compensation Plan (the "Long Term Cash Plan") that, as described below, provides for cash rewards for achievement of long term earnings targets, and through the Company's stock option plans, that gives executives a financial interest as beneficial owners of Common Stock.

     Under the Long Term Cash Plan, each year the Compensation Committee designates a consecutive three-year period as a "performance cycle", and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle in order for incentive compensation to be paid under the plan at the end of the cycle. The Compensation Committee believes that there should be a direct correlation between achievement of these cumulative earnings per share targets and an increase in long term stockholder value. The Compensation Committee designated as participants under the Long Term Cash Plan for the current cycle the Ann Taylor officers who are Senior Vice Presidents or above, comprising the Ann Taylor Executive Committee. These executives are expected to have the greatest effect on the Company's long-term profitability and to enable the Company to meet and exceed its multi-year goals.

     The Company achieved the high end of the target cumulative earnings per share levels established under the Long Term Cash Plan for the three-year performance cycle of fiscal 1998 through 2000, and payments thereunder were made in fiscal 2001. No payment was made with respect to the 1999-2001 performance cycle because the Company did not achieve the cumulative earnings per share targets for that cycle. Subsequent three-year performance cycles designated under the Long Term Cash Plan are the 2000-2002 period, 2001-2003 period and 2002-2004 period. These cycles are running concurrently and are in varying stages of completion, although it is anticipated that the cumulative earnings per share levels established for the 2000-2002 and 2001-2003 cycles will not be achieved.

     The Company also makes periodic grants of stock options, approximately annually. The exercise price for stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. As a result, the options do not have any value to the executive unless the market price of the Common Stock rises. The Company believes that stock options further align executives' interests with those of stockholders and focuses management on building long term stockholder value.

     The Company may also make grants of shares of restricted stock when deemed necessary in order to attract or retain executives. Restricted stock awards are intended as special recognition for executives who make a superior contribution to achievement of the Company's goals, or in acknowledgment of the executive's potential for advancement beyond their current position.

     The Compensation Committee reviewed various long-term compensation alternatives to use as incentives for senior executives and other key managers of the Company. The Committee recognized that general merit increases would not be made in 2002, that no payments had been made in fiscal year 2001 under the Performance Compensation Plan and that it was unlikely that compensation would be earned under certain of the performance cycles designated under the Long Term Cash Plan. In addition, the 1992 Plan would expire at the end of fiscal year 2001. After reviewing various alternatives, the Company adopted the 2002 Stock Option and Restricted Stock and Unit Award Plan ("2002 Plan") to use as a meaningful incentive and retention tool that would more closely align senior executives' and other key managers' interests with the interests of the shareholders. Awards of stock options, and to a lesser extent restricted stock, were made to executives under that plan and the grants to the named executive officers are included in the Summary of Executive Officer Compensation and Stock Options Granted in Fiscal Year 2001 Tables.

ANALYSIS OF 2001 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee reviews the compensation arrangements for the Company's Chairman and Chief Executive Officer annually, typically in the first quarter of the fiscal year.

     In determining Mr. Spainhour's total compensation for fiscal year 2001, the Compensation Committee considered the terms of his employment agreement, his length of service with the Company as Chairman and Chief Executive Officer, the Company's financial performance during the preceding year, future objectives and challenges for the Company, and Mr. Spainhour's individual performance and contributions to the Company. The Compensation Committee also considered competitive data regarding salaries and incentives awarded to other chief executives in the Company's industry and at the Company's competitors, among other things. In making its compensation decisions with respect to Mr. Spainhour, the Compensation Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

     The Compensation Committee believes that Mr. Spainhour has provided important leadership in the development of the Company's strategic vision and recognizes that the execution and the success of that vision can only be measured over time, as initiatives are implemented. The Compensation Committee also believes that Mr. Spainhour provides important leadership in enhancing the Company's corporate culture and in supporting a corporate environment that values talent and innovation.

     Further, the Compensation Committee believes that a significant portion of the target compensation for the Chief Executive Officer should be represented by incentive, performance-based compensation that is payable only if the Company achieves its financial objectives. As a result, a significant portion of Mr. Spainhour's annual cash compensation and long-term compensation is performance-based.

     The Company did not meet the target range established by the Compensation Committee under the Performance Compensation Plan for 2001, nor the cumulative earnings per share levels established under the Long Term Cash Plan for the three-year performance cycle of fiscal 1999-2001. Consequently, Mr. Spainhour did not receive any compensation in 2001 under the Company's Performance Compensation Plan or for the 1999-2001 cycle under the Long Term Cash Plan. As described in the Committee Report included in the proxy statement for the 2001 Annual Meeting of Stockholders, Mr. Spainhour received a payment in fiscal 2001 with respect to the 1998-2000 performance cycle. Neither Mr. Spainhour's base salary of $850,000 nor his performance percentage of 80% under the Performance Compensation Plan and 50% under the Long Term Cash Plan were increased in fiscal 2001.

     Mr. Spainhour's employment agreement would have expired on May 31, 2002. The Compensation Committee entered into a new employment agreement with Mr. Spainhour, effective as of January 29, 2002, at the same base salary and performance percentages under the Performance Compensation Plan and Long Term Cash Plan (described under "Executive Compensation--Employment and Change in Control Agreements").

     As provided in his employment agreement, the Company awarded Mr. Spainhour a total of 300,000 stock options and 100,000 shares of restricted stock under the 1992 Plan and 2002 Plan. In accordance with the

Company's compensation philosophy, 50% of each of such stock option and restricted stock awards are performance-based and only vest if the Company achieves designated earnings per share levels. (See Note (d) to the Summary of Executive Officer Compensation Table and Note (c) to the Stock Options Granted in Fiscal Year 2001 Table for additional information).

COMPLIANCE WITH SECTION 162(M) OF THE CODE

     In 1998, the Company's stockholders adopted the Long Term Cash Plan; in 1997, the stockholders approved the Performance Compensation Plan, which was originally adopted in 1992 and subsequently amended and restated in 1994, and is being submitted to stockholders for re-approval at the 2002 Annual Meeting. These plans include provisions that allow the Company to comply with Section 162(m) of the Code. Section 162(m) generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1.0 million paid to the named executive officers. As a result of adopting the Long Term Cash Plan and the Performance Compensation Plan, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met, and the Company will be able to take a tax deduction for performance-based compensation in excess of $1.0 million per taxable year paid to each of the named executive officers.

     However, if compliance with Section 162(m) regulations conflicts with the Company's compensation philosophy or with what is believed to be the best interests of the Company and its stockholders, the Company may conclude that paying non-deductible compensation is more consistent with the compensation philosophy and in the Company's and the stockholders' best interests.

                                          Robert C. Grayson (Chairman)
                                          Gerald S. Armstrong
                                          Wesley E. Cantrell
                                          Rochelle B. Lazarus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As of the Record Date, there were no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following Table sets forth compensation information for the Company's Chief Executive Officer and the four next most highly compensated executive officers for 2001, 2000 and 1999 fiscal years.

                   SUMMARY OF EXECUTIVE OFFICER COMPENSATION

                                                                                         LONG TERM COMPENSATION
                                                                                   -----------------------------------
                                                 ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                                      ------------------------------------------   ------------------------   --------
                                                                     OTHER         RESTRICTED    SECURITIES     LTIP
                             FISCAL                                  ANNUAL          STOCK       UNDERLYING   PAYOUTS
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)(A)   COMPENSATION($)    AWARDS($)     OPTIONS(#)    ($)(B)
---------------------------  ------   ---------   -----------   ----------------   ----------    ----------   --------
J. Patrick Spainhour......    2001    $850,000            --             --        $3,795,000(d)  300,000           --
  Chairman and Chief          2000     850,000            --             --         1,000,000(e)  100,000     $850,000
  Executive Officer           1999     808,333    $1,332,800             --           829,688(f)  400,000           --
Barry Erdos...............    2001     517,644            --             --           855,200(g)  110,000           --
  Senior Executive Vice       2000     445,833            --             --                --      18,000      180,000
  President and Chief         1999     360,820       369,500             --           842,500(h)   25,000           --
  Operating Officer
Katherine L. Krill(i).....    2001     425,651            --             --           710,850(j)   75,000           --
  President, AnnTaylor        2000     347,500            --             --                --      12,000      210,000
  Loft                        1999     333,333       147,735             --                --       7,500           --
Kim Roy(k)................    2001     472,917       250,000        150,000(l)      1,021,350(m)   85,000           --
  President, AnnTaylor        2000          --            --             --                --          --           --
  Stores                      1999          --            --             --                --          --           --
James M. Smith............    2001     220,587            --         80,945(n)        290,150(o)   31,000           --
  Senior Vice President--     2000     175,833            --             --            71,813(p)    5,000           --
  Chief Financial Officer     1999     153,433        62,740             --                --       3,000           --
  and Treasurer


                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION     ($)(C)
---------------------------  ------------
J. Patrick Spainhour......      $2,550
  Chairman and Chief             2,550
  Executive Officer              2,556
Barry Erdos...............       2,644
  Senior Executive Vice          3,113
  President and Chief               --
  Operating Officer
Katherine L. Krill(i).....       2,675
  President, AnnTaylor           2,611
  Loft                           2,371
Kim Roy(k)................          --
  President, AnnTaylor              --
  Stores                            --
James M. Smith............       2,606
  Senior Vice President--        2,581
  Chief Financial Officer        2,412
  and Treasurer

---------------

 (a) Bonus awards were earned pursuant to the Company's Management Performance Compensation Plan.

 (b) The amounts shown in this column represent payments for the 1998-2000 cycle under the Company's Long Term Cash Plan.

 (c) Represents contributions made by the Company on behalf of the named executives to its 401(k) Savings Plan.

 (d) Represents the market value, on the date of grant of 50,000 performance-vesting and 50,000 time-vesting restricted shares of Common Stock granted to Mr. Spainhour on January 29, 2002. The value of these shares as of February 2, 2002, was $3,790,000. One-third of the performance-vesting restricted shares vest on March 15th in each of 2003, 2004 and 2005 if the Company achieves certain earnings goals and provided Mr. Spainhour has remained continuously employed by the Company until the applicable date. One-third of the time-vesting restricted shares become exercisable on each of the first three anniversaries of the grant date, provided that Mr. Spainhour has remained continuously employed by the Company until the applicable date. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of any "Acceleration Event." Mr. Spainhour would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (e) Represents the market value, on the date of grant, of 50,000 performance-vesting restricted shares of Common Stock granted to Mr. Spainhour on March 8, 2000. The value of these shares as of February 2, 2002, was $1,895,000. Mr. Spainhour's right to 25,000 of these shares lapsed on March 8, 2001 and his right to the remaining 25,000 shares lapsed on March 8, 2002, and these shares were canceled, as the performance targets for fiscal years 2000 and 2001, respectively, were not achieved.

 (f) Represents the market value, on the date of the grant, of 25,000 restricted shares of Common Stock granted to Mr. Spainhour on August 12, 1999, in connection with the amendment of his employment contract. The value of these shares as of February 2, 2002, was $947,500. Mr. Spainhour's right to these shares vested, and all restrictions lapsed, on March 8, 2000. Mr. Spainhour would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (g) Represents the market value, on the date of grant, of 25,000 and 6,000 time-vesting restricted shares of Common Stock granted to Mr. Erdos on March 7, 2001 and January 29, 2002, respectively. The value of these shares as of February 2, 2002 was $1,174,900. Mr. Erdos' right to these shares vests 25% per year on each of the first four anniversaries of the respective date of the grant. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Erdos would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (h) Represents the market value, on the date of the grant, of 20,000 performance-vesting restricted shares of Common Stock granted to Mr. Erdos on March 29, 1999 in connection with his commencement of employment. The value of these shares as of February 2, 2002, was $758,000. Mr. Erdos' right to 6,666 of these shares vested on March 29, 2000, the one-year anniversary of the date of his employment. Mr. Erdos' right to 6,667 of these shares lapsed on March 29, 2001, and his right to the remaining 6,667 shares lapsed

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     on March 29, 2002. These shares were canceled, as the performance targets for fiscal years 2000 and 2001, respectively, were not achieved.

 (i) Ms. Krill was promoted to President, AnnTaylor Loft effective May 3, 2001.

 (j) Represents the market value, on the date of grant, of 20,000 and 3,000 time-vesting restricted shares of Common Stock granted to Ms. Krill on May 3, 2001 (in connection with her promotion) and January 29, 2002, respectively. The value of these shares as of February 2, 2002 was $871,700. Ms. Krill's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Ms. Krill would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (k) Ms. Roy joined the Company as President, AnnTaylor Stores effective May 9, 2001.

 (l) Represents amounts which were payable as a sign-on bonus in connection with Ms. Roy's commencement of employment.

(m) Represents the market value, on the date of grant, of 30,000 and 3,000 time-vesting restricted shares of Common Stock granted to Ms. Roy on May 9, 2001 and January 29, 2002, respectively. The value of these shares as of February 2, 2002 was $1,250,700. Ms. Roy's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Ms. Roy would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (n) Represents amounts attributable to reimbursement of moving expenses and the tax consequences of such reimbursement.

 (o) Represents the market value, on the date of grant, of 4,000 and 5,000 time-vesting restricted shares of Common Stock granted to Mr. Smith on March 7, 2001 and January 29, 2002, respectively. The value of these 9,000 shares as of February 2, 2002 was $341,100. Mr. Smith's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Smith would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (p) Represents the market value, on the date of grant, of 3,000 time-vesting restricted shares of Common Stock granted to Mr. Smith on March 10, 2000. The value of these shares as of February 2, 2002 was $113,700. Mr. Smith's right to 1,500 of these shares vests on March 10, 2003 and his right to the remaining 1,500 of the shares vests on March 10, 2004. However, in accordance with the terms of the Company's 1992 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Smith would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

     The following Table sets forth certain information with respect to stock options awarded during fiscal year 2001 to the named executive officers listed in the Table entitled "Summary of Executive Officer Compensation" and these option grants are also reflected in such Table. In accordance with Commission rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                   STOCK OPTIONS GRANTED IN FISCAL YEAR 2001

                                                                                   POTENTIAL REALIZABLE VALUE
                                            % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                         # OF SECURITIES     OPTIONS                                STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED TO    EXERCISE                     FOR OPTION TERM(B)
                             OPTIONS       EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
NAME                       GRANTED(A)      FISCAL 2001    ($/SHARE)      DATE         5%($)         10%($)
----                     ---------------   ------------   ---------   ----------   -----------   ------------
J. Patrick Spainhour...      300,000(c)        16.1%        37.95      01/29/12     7,159,965     18,144,758

Barry Erdos............       75,000            4.0%        25.10      03/07/11     1,183,894      3,000,220
                              35,000            1.9%        37.95      01/29/12       835,329      2,116,888

Katherine L. Krill.....       20,000            1.1%        27.02      03/14/11       339,855        861,258
                              30,000            1.6%        29.85      05/03/11       563,175      1,427,196
                              25,000            1.3%        37.95      01/29/12       596,664      1,512,063

Kim Roy................       60,000            3.2%        30.25      05/09/11     1,141,444      2,892,643
                              25,000            1.3%        37.95      01/29/12       596,664      1,512,063

James M. Smith.........        6,000            0.3%        25.10      03/07/11        94,712        240,018
                              25,000            1.3%        37.95      01/29/12       596,664      1,512,063

---------------

(a) Except as provided in footnote (c) below, options vest 25% per year on each of the first through fourth anniversaries of the date of grant, subject to earlier vesting upon the occurrence of an "Acceleration Event" (as described in the 1992 Plan and 2002 Plan).

(b) These columns show the hypothetical realizable value of the options at the end of the ten-year term of the options, assuming that the market price of the Common Stock subject to the options appreciates in value at the annual rate indicated in the Table, from the date of grant to the end of the option term.

(c) This number consists of 150,000 time-vesting options and 150,000 performance-vesting options. One-third of the time-vesting options become exercisable on each of the first three anniversaries of the grant date, provided that Mr. Spainhour has remained continuously employed by the Company until the applicable date. One-third of the performance-vesting options become exercisable on March 15th in each of 2003, 2004 and 2005 if the Company achieves certain earnings goals and Mr. Spainhour has remained continuously employed by the Company until the applicable date.

     The following Table shows the (i) number of shares of Common Stock acquired by each named executive officer upon the exercise of Company stock options during fiscal year 2001, (ii) the aggregate dollar value realized by each named executive officer upon such exercise, based upon the fair market value of the Common Stock on the date of exercise, (iii) number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each named executive officer at the end of fiscal year 2001, and (iv) value of all such options that were "in the money" (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 2001.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2001
                       AND FISCAL YEAR END OPTION VALUES

                       NO. OF SHARES      $ VALUE      NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                        ACQUIRED ON    REALIZED UPON     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                        EXERCISE OF     EXERCISE OF        END OF FISCAL 2001           END OF FISCAL 2001($)
NAME                   STOCK OPTIONS      OPTIONS       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(A)
----                   -------------   -------------   ---------------------------   ----------------------------
J. Patrick
  Spainhour..........        --              --              190,000/780,000            $3,536,625/$1,677,000
Barry Erdos..........        --              --               17,000/136,000                 62,831/1,148,494
Katherine L. Krill...        --              --               26,748/104,835                  354,662/745,354
Kim Roy..............        --              --                     0/85,000                        0/459,000
James M. Smith.......        --              --                 7,998/43,419                   97,642/198,459

---------------

(a) Calculated based on the closing market price of the Common Stock of $37.90 on February 1, 2002, the last trading day in fiscal year 2001, less the amount required to be paid upon exercise of the option.

     As described in the Compensation Committee Report above, under the Company's Long Term Cash Plan, each year the Compensation Committee designates a consecutive three-year period as a "performance cycle", and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle, in order for incentive compensation to be paid under such plan at the end of the cycle. The following Table indicates the incentive compensation payments that the named executives would be entitled to receive under the Long Term Cash Plan if the Company achieves the performance objectives established by the Compensation Committee for the three-year performance cycle comprising fiscal years 2001 to 2003, indicated below (see Note (c) to Table below). Target awards are expressed as a percentage of the named executive officer's annual base salary in effect at the time of payment of the award. Payments under the Long Term Cash Plan may exceed these target amounts, up to twice the targeted amount, if the Company exceeds the performance objectives, and may be less than the target amounts if the Company does not achieve the performance objectives.

                   LONG TERM CASH INCENTIVE COMPENSATION PLAN
                         AWARDS IN FISCAL YEAR 2001(A)

                                                  PERFORMANCE
                                    PERCENTAGE     OR OTHER         ESTIMATED FUTURE PAYOUTS UNDER
                                    OF ANNUAL    PERIOD UNTIL       NON-STOCK-PRICE-BASED PLANS(B)
                                      SALARY     MATURATION OR   ------------------------------------
NAME                                 AWARDED        PAYOUT       THRESHOLD(C)    TARGET    MAXIMUM(D)
----                                ----------   -------------   ------------   --------   ----------
J. Patrick Spainhour..............      50%       01/31/2004       $413,712     $459,680    $919,360
Barry Erdos.......................      40%       01/31/2004        204,422      227,136     454,272
Katherine L. Krill................      40%       01/31/2004        175,219      194,688     389,376
Kim Roy...........................      40%       01/31/2004        253,094      281,216     562,432
James M. Smith....................      25%       01/31/2004         43,805       48,672      97,344

---------------

(a) Under the terms of the plan, in the event of a change in control of the Company (as defined in the plan), plan participants are entitled to receive, within 30 business days following such change in control, a cash payment in respect of any incomplete three-year performance cycle equal to the amount such participant would have received for such cycle, prorated through the end of the month in which the change in control occurs, and based upon the cumulative earnings per share of the Company ("EPS") for such performance cycle computed as follows: (1) actual EPS for any completed year in such performance cycle, (2) EPS derived from the Board-approved operating budget, for the year in which the change in control occurs, and (3) projected EPS as presented to the Compensation Committee at the time the three-year performance cycle was established, for any years in such performance cycle following the year in which the change in control occurs.

(b) The dollar value of the estimated payout is based on an estimated annual salary at maturation of award.

(c) The minimum amount payable under the plan is 90% of the target award, provided that 90% of the performance target is achieved. In the event that 90% of the performance target is not achieved, no payout is made under this plan. The performance target for the 2001 Long Term Cash Incentive Compensation Plan awards will not be met, and therefore it is anticipated that no payment will be made at the end of this three-year performance cycle ending January 31, 2004.

(d) The maximum amount payable under the plan is 200% of the target award, provided that at least 125% of the performance target is achieved.

     PENSION PLAN. Ann Taylor has a defined benefit retirement plan (as amended from time to time, the "Pension Plan") for the benefit of its employees and those of its wholly owned subsidiaries, which is intended to qualify under
Section 401(a) of the Code. Originally, the Pension Plan provided for calculation of benefits based on a "cash balance" formula. Effective January 1, 1998, the Pension Plan provides for calculation of benefits based on a "career average" formula instead of a cash balance formula. Under the "career average" formula, each participant's service and annual earnings are used to determine his or her annual pension accrual. If a participant has ten or fewer years with Ann Taylor, his or her pension will accrue, for each year of participation in the Pension Plan, at a rate of 1.25% of his or her current year's base compensation up to the Social Security Wage Base ("Wage Base") plus 1.6% of any base compensation that exceeds the Wage Base, up to the maximum amount permitted by the Code. Upon completion of more than 10 years of service, the participant's annual pension accrual increases to 1.6% of the current year's pay, up to the Wage Base, plus 1.95% of any pay over the Wage Base, up to the maximum amount permitted by the Code. Pension benefits are fully vested after five years of service. Under the Code, the annual compensation that may be taken into account for purposes of calculating benefits under the Pension Plan is limited to $200,000 (indexed for inflation). For fiscal year 2001, all named executive officers have annual compensation which exceeds this amount and the calculation of benefits for those executives is based on the lower plan limitation amount.

     As of December 31, 2001, the estimated monthly retirement benefit, payable as a single life annuity, that would be payable to each named executive officer who were participants in the Pension Plan during fiscal year 2001, assuming (i) no increases in income and (ii) retirement and the commencement of benefit payments at age 65, is as follows: Mr. Spainhour, $4,733.75; Mr. Erdos, $2,099.92; Ms. Krill, $6,622.91, and Mr. Smith, $8,713.50. These benefits would not be subject to any reduction for social security or other offset amounts. Ms. Roy was not eligible to participate in the Pension Plan during fiscal year 2001.

     EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS. Spainhour Employment Agreement. Effective January 29, 2002, the Company entered into a new employment agreement with Mr. Spainhour (the "Spainhour Agreement") to replace the employment agreement that was to expire on May 31, 2002. The Spainhour Agreement expires on May 31, 2005, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Spainhour Agreement provides that Mr. Spainhour is currently entitled to an annual base salary of $850,000. He is also entitled to participate in the Company's annual bonus, long term incentive compensation and stock option plans, as well as other Company benefit programs.

     Pursuant to the Spainhour Agreement, on January 29, 2002, the Company granted Mr. Spainhour 50,000 time-vesting restricted shares of Company Common Stock and time-vesting options to purchase 150,000 shares of Company Common Stock at an exercise price of $37.95. One-third of those restricted shares vest and one-third of those options become exercisable on each of the first three anniversaries of the grant date, provided that Mr. Spainhour has remained continuously employed by the Company until the applicable date.

     Pursuant to the Spainhour Agreement, on January 29, 2002, the Company also granted Mr. Spainhour 50,000 performance-vesting restricted shares of Company Common Stock and performance-vesting options to purchase 150,000 shares of Company Common Stock at an exercise price of $37.95. One-third of those restricted shares vest and one-third of those options become exercisable on March 15th in each of 2003, 2004 and 2005 if the Company achieves certain earnings goals and Mr. Spainhour has remained continuously employed by the Company until the applicable date. These performance vesting restricted shares and stock options also provide for the acceleration of the vesting in 2004 and 2005 if the Company achieves specified earnings goals. Any performance vesting restricted shares and performance vesting stock options that have not vested by March 15, 2005 shall be canceled on that date.

     All outstanding unvested restricted shares and stock options will vest and become fully exercisable upon the occurrence of an "Acceleration Event" as defined in the 1992 Plan and the 2002 Plan.

     If Mr. Spainhour's employment is terminated by the Company without Cause, or by Mr. Spainhour for Good Reason (as such terms are defined in the Spainhour Agreement), or if such agreement expires at the end of the term as a result of a Non-renewal Notice provided by the Company, Mr. Spainhour shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Spainhour Agreement, an amount representing his salary plus the average of his last three annual bonuses, subject to Mr. Spainhour's compliance with the non-compete and non-solicitation provisions of the Spainhour Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Spainhour Agreement), the Company shall instead pay Mr. Spainhour a lump-sum cash payment, in an amount equal to the sum of Mr. Spainhour's base salary plus the average of his last three annual bonuses, multiplied by three. Following a termination by the Company without Cause or by Mr. Spainhour for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid or for three years following a Change in Control. If any payments or benefits received by

Mr. Spainhour would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after tax position as if the payments had not been subject to such excise tax.

     Erdos Employment Agreement. The Company has an employment agreement with Mr. Erdos (the "Erdos Agreement"), which expires on March 7, 2004, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Erdos Agreement provides that Mr. Erdos is entitled to an annual base salary of not less than $525,000. Mr. Erdos also is entitled to participate in the Company's annual bonus, long term incentive compensation and stock option plans, as well as other Company benefit programs.

     In the event of termination of Mr. Erdos' employment by the Company without Cause, or by Mr. Erdos for Good Reason (as such terms are defined in the Erdos Agreement), or if such agreement expires at the end of the term provided for as a result of Non-renewal Notice provided by the Company, Mr. Erdos shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Erdos Agreement, an amount representing his salary, subject to Mr. Erdos' compliance with the non-compete and non-solicitation provisions of the Erdos Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Erdos Agreement), the Company shall instead pay Mr. Erdos a lump-sum cash payment, in an amount equal to the sum of Mr. Erdos' base salary plus the average of his last three annual bonuses, multiplied by two and one half. Following a termination by the Company without Cause or by Mr. Erdos for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Mr. Erdos would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Erdos such additional amounts as may be necessary to place him in the same after tax position as if the payments had not been subject to such excise tax.

     Krill Employment Agreement. The Company has an employment agreement with Ms. Krill (the "Krill Agreement"), which expires on May 3, 2004, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Krill Agreement provides that Ms. Krill is entitled to an annual base salary of not less than $450,000. Ms. Krill is also entitled to participate in the Company's annual bonus, long term incentive compensation and stock option plans, as well as other Company benefit programs.

     In the event of termination of Ms. Krill's employment by the Company without Cause, or by Ms. Krill for Good Reason (as such terms are defined in the Krill Agreement), or if such agreement expires at the end of the term provided for as a result of Non-renewal Notice provided by the Company, Ms. Krill shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Krill Agreement, an amount representing her salary, subject to Ms. Krill's compliance with the non-compete and non-solicitation provisions of the Krill Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Krill Agreement), the Company shall instead pay Ms. Krill a lump-sum cash payment, in an amount equal to the sum of Ms. Krill's base salary plus the average of her last three annual bonuses, multiplied by two and one half. Following a termination by the Company without Cause or by Ms. Krill for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Ms. Krill would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Ms. Krill such additional amounts as may be necessary to place her in the same after tax position as if the payments had not been subject to such excise tax.

     Roy Employment Agreement. The Company has an employment agreement with Ms. Roy (the "Roy Agreement"), which expires on April 24, 2004, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Roy Agreement provides that Ms. Roy is entitled to an annual base salary of not less than $650,000. Ms. Roy also is entitled to participate in the Company's annual bonus, long term incentive compensation and stock option plans, as well as other Company benefit programs.

     In the event of termination of Ms. Roy's employment by the Company without Cause, or by Ms. Roy for Good Reason (as such terms are defined in the Roy Agreement), or if such agreement expires at the end of the term provided for as a result of Non-renewal Notice provided by the Company, Ms. Roy shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Roy Agreement, an amount representing her salary, subject to Ms. Roy's compliance with the non-compete and non-solicitation provisions of the Roy Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Roy Agreement), the Company shall instead pay Ms. Roy a lump-sum cash payment, in an amount equal to the sum of Ms. Roy's base salary plus the average of her last three annual bonuses, multiplied by two and one half. Following a termination by the Company without Cause or by Ms. Roy for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Ms. Roy would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Ms. Roy such additional amounts as may be necessary to place her in the same after tax position as if the payments had not been subject to such excise tax.

     Change in Control Agreements. Mr. Smith as well as certain other officers and key employees of the Company and its subsidiaries, are eligible to receive benefits under the Company's Special Severance Plan in the event of a qualifying termination of their employment within two years following a "change in control" of the Company (as defined in such severance plan).

     A qualifying termination of employment under the severance plan means (1) a termination by the Company other than for "Cause," or (2) a termination by the employee for "Good Reason" (as each such term is defined in the severance plan).

     In the event of a qualifying termination of employment, the Company will pay the executive a lump-sum cash payment equal to the sum of his or her base salary in effect immediately prior to such qualifying termination, plus the average of the annual bonuses earned in the three years immediately preceding the year in which the change in control occurs (or, if higher, the year in which the qualifying termination occurs), multiplied by 2. Following a qualifying termination of employment, the Company will also provide welfare and fringe benefits for 2 years for Mr. Smith as if he had continued to be employed by the Company.

     If any payments or benefits made under the severance plan to Mr. Smith would be subject to any "golden parachute" excise tax imposed pursuant to the Code, the Company is required to pay such additional amounts as may be necessary to place the executive in the same after-tax position as if the benefits or payments had not been subject to the excise tax.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The Commission has adopted regulations that govern the inclusion of such proposals in the Company's proxy materials.

     In accordance with Rule 14a-8 under the Securities Exchange Act, any stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company no later than December 5, 2002 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

     Section 10 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely for the 2003 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 2, 2003, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 2003 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

     Stockholders may recommend candidates for nomination to the Board of Directors. To be considered, such recommendations should be submitted in writing to the Secretary of the Company and should include a description of the proposed nominee's qualifications, other relevant biographical data, and the written consent of the proposed nominee to serve, if elected. In addition, Section 9 of
Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company. To be timely for the 2003 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 2, 2003, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 2003 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder.

                             ADDITIONAL INFORMATION

     Copies of the Company's 2001 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement.

NEW YORK, NEW YORK
April 4, 2002

                                                                       Exhibit A

                          ANNTAYLOR STORES CORPORATION

                     ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

     1. PURPOSE. AnnTaylor Stores Corporation hereby establishes the AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, effective as of May 18, 1999. This Plan is designed to provide eligible employees of the Company and its Designated Subsidiaries who wish to become shareholders in the Company with a convenient method of purchasing Common Stock through payroll deductions. It is believed that associate participation in the ownership of the Company will be to the mutual benefit of both associates and the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

     2. DEFINITIONS. As used in this Plan, the following capitalized terms shall have the meanings set forth below:

          (a) "Account" means the funds accumulated under the Plan with respect to an individual Participant as a result of deductions from the Participant's paycheck for the purpose of purchasing stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the Participant at all times but may be commingled with the funds of other Participants or the Company.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Brokerage Investment Account" shall mean the Plan account at a brokerage firm selected by the Company, that is established for each Participant and in which all shares purchased by the Participant pursuant to the Plan are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

          (d) "Business Day" means Mondays through Fridays, but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

          (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

          (f) "Committee" means any committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

          (g) "Common Stock" means the common stock, par value $.0068, of the Company.

          (h) "Company" means AnnTaylor Stores Corporation.

          (i) "Compensation" means a Participant's salary, wages, commissions, overtime pay, cash payments for incentive compensation and other special cash payments, except to the extent that any such item is specifically excluded by the Board of Directors. "Compensation" does not include sign-on bonuses, severance payments, car allowances, relocation expenses, moving expenses, or any other payment which could be considered as reimbursement for expenses, or non-cash compensation.

          (j) "Contribution" means amounts withheld by the Company, or a Subsidiary of the Company, from the Compensation of a Participant through payroll deductions under and in accordance with Section 6 of this Plan.

          (k) "Custodian" means the party or parties acting as such under the Servicing Agreement.

          (l) "Eligible Employee" has the meaning given to it in Section 4 of this Plan.

          (m) "Employee" means any salaried or hourly employee (including officers) of the Company or any of its Designated Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. No Board member who is not also an employee of the Company or any of its Designated Subsidiaries shall be eligible to become a Participant under this Plan. For the purposes of this Plan, the employment relationship shall be treated as continuing intact while an Employee is on any Company-approved leave of absence.

          (n) "Fair Market Value" means, as of any given date, the closing price of the Company's Common Stock on the New York Stock Exchange on the Trading Day immediately preceding such date. In the event that such price is not available, then the Fair Market Value of the Common Stock will be determined by the Committee in good faith, taking into account the most recent trading price of the Common Stock on the New York Stock Exchange, and such determination will be conclusive.

          (o) "Offering Commencement Date" means the first day of each Offering Period in which there will be an offering, starting with August 1, 1999, and then each subsequent February 1 and August 1, until the Plan terminates. A different date may be set by resolution of the Board. This is the date on which the offering commences. On each such date, the Company shall commence an offering by granting each Participant an option to purchase shares on the Purchase Date. Each option so granted shall be exercisable for the number of shares described in Section 7(a) herein, and shall be exercisable only on the Purchase Date.

          (p) "Offering Period" means the six-month period commencing with the Offering Commencement Date, during which Participants accrue funds in their Accounts. Each such period shall commence on August 1 or February 1 of each year that the Plan is in effect, starting with August 1, 1999. The Board shall have the power to change the duration and/or the required frequency of the Offering Periods under the Plan with respect to future offerings and shall use its best efforts to notify Employees of any change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven months after its date of grant.

          (q) "Participant" means an Eligible Employee who has enrolled as a Participant in accordance with Section 6 of this Plan and whose participation has not terminated under Section 9 hereof.

          (r) "Plan" means this AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended from time to time.

          (s) "Purchase Date" means the last day of each Offering Period. On this date, the funds in the Participant's Account shall be used to purchase shares of Common Stock of the Company pursuant to this Plan.

          (t) "Servicing Agreement" means an agreement entered into by and between the Company and the Custodian governing certain terms and conditions of the Plan and its operation. Such agreement may be modified from time to time.

          (u) "Subsidiary" means any corporation of which the Company now owns, or hereafter acquires, directly or indirectly, at least a majority of the outstanding voting capital stock. A "Designated Subsidiary" means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan.

          (v) "Trading Day" means any Business Day on which the New York Stock Exchange, other national stock exchanges and the Nasdaq system are open for trading.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

     3. SHARES SUBJECT TO THE PLAN. (a) Number Available. The maximum number of shares that will be offered under the Plan is 250,000 shares of Common Stock (subject to adjustment pursuant to Section 3(d) hereof).

     (b) Character of Shares to be Issued. Shares sold under the Plan may be authorized and unissued shares or treasury shares.

     (c) Insufficient Number of Shares Available. If the total number of shares for which options are to be granted on any date in accordance with this Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.

     (d) Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

     4. ELIGIBILITY. (a) Employees Eligible to Participate. Any Employee of the Company or a Designated Subsidiary is eligible to participate in this Plan, except (i) Employees who are classified as "seasonal employees" and (ii) Employees who are citizens of a foreign country the laws of which prohibit the granting of options hereunder to its citizens.

     (b) Restrictions on Amount of Stock Which May be Purchased. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code); or (ii) which permits such Employee's right to purchase stock under all employee stock purchase plans (as described in section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase stock as a result of this limitation will be returned to the Employee as soon as practicable, without interest.

     5. OFFERINGS. (a) There will be two annual consecutive offerings under the Plan. The first offering shall commence on August 1, 1999. Thereafter, offerings shall commence on each subsequent February 1 and August 1, and the final offering under this Plan shall commence on February 1, 2009 and terminate on July 31, 2009.

     (b) Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Unless the Participant withdraws from the Plan, or their participation in the Plan otherwise terminates as provided in Section 9, participation shall carry over from one Offering Period to the next, until the end of the final offering.

     6. ELECTION TO PARTICIPATE, ENROLLMENT AND PAYROLL DEDUCTIONS. (a) An Eligible Employee may become a Participant by completing an enrollment agreement provided by the Company and filing it with the Company at least fifteen days prior to the Offering Commencement Date of the offering to which it relates. At that time, the Employee shall elect to have deductions made from his or her Compensation on each payday during the time the Employee is a Participant in an offering, at the rate of one percent to 15 percent (in increments of 1% only) of the Employee's Compensation, as specified by the Employee in their enrollment agreement.

     (b) Payroll deductions for a Participant shall commence as of the Offering Commencement Date and shall end on the last day of such Offering Period, unless earlier terminated by the Participant as provided in Section 9.

     (c) All payroll deductions made for a Participant shall be credited to the Participant's Account under the Plan. No interest will be earned on such payroll deductions. A Participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

     (d) A Participant may discontinue participation in the Plan as provided in
Section 9, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of the Participant's payroll deductions for that Offering Period.

     (e) A Participant may modify the information set forth in their enrollment agreement (including the rate of the Participant's payroll deductions for Contributions) at any time and from time to time by submitting a new enrollment agreement to the Company, which will become effective with the first Offering Commencement Date after receipt thereof by the Company or, if such new agreement is received less than fifteen days before the Offering Commencement Date, then effective with the next following Offering Commencement Date.

     7. PURCHASE OF SHARES. (a) Number of Options. On each Offering Commencement Date, the Company shall be deemed to have granted to each Employee who was a Participant on such day an option to buy as many shares of Common Stock as the Participant will be able to buy with the Contributions credited to the Participant's Account during the Offering Period in which such Offering Commencement Date occurs.

     (b) Exercise Of Option. On the Purchase Date, each Participant shall be deemed to have exercised the options granted by Section 7(a), and shall be deemed to have purchased, at the option purchase price determined in accordance with Section 7(c) hereof, such number of shares of Common Stock reserved for the purpose of the Plan as the Contributions credited to the Participant's Account during the Offering Period in which the Purchase Date occurs will pay for.

     (c) Option Purchase Price. The option purchase price per share on any Purchase Date shall be the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for the Offering Period in which the Purchase Date occurs and (ii) 85% of the Fair Market Value of the Common Stock on such Purchase Date.

     (d) Evidence of Stock Ownership. Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each Participant on the Purchase Date shall be deposited into a Brokerage Investment Account established in the Participant's name with the Custodian. The Participant may, upon advance notice to the Company at the time of enrollment, direct that the Brokerage Investment Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with the right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     (e) Risk. Participants assume all the risks associated with any decrease in the value of their Brokerage Investment Accounts. Participants specifically assume the risk that the balance in their Brokerage Investment Accounts may be more or less than the amount of Common Stock that they may have purchased pursuant to this Plan.

     (f) Sale of Common Stock. A Participant shall have the right to withdraw all or any number of shares in his or her Brokerage Investment Account and (i) to receive certificates representing whole shares, or (ii) to direct the Custodian to sell all or any portion of such shares and to receive the net proceeds of such sale. Following receipt of a request to sell shares, the Custodian shall, subject to the regulations of the Securities and Exchange Commission and unless otherwise agreed to between the Custodian and the Participant, make such sale for the Participant on the next Trading Day or as soon thereafter as practicable.

     8. ADMINISTRATION. (a) Commissions and Expenses. Except as set forth in the next sentence, the Company shall be responsible for, and pay to the Custodian, all fees, expenses and commissions relating to the establishment and maintenance of Brokerage Investment Accounts, in accordance with the fee schedule agreed to between the Company and the Custodian in the Service Agreement. The foregoing notwithstanding, any fees, expenses and commissions relating to the sale of Common Stock, the purchase of Common Stock with funds other than payroll deductions, and the purchase and sale of anything other than Common Stock, shall be the responsibility of, and paid for by, the Participant.

     (b) Powers of the Committee. The Plan shall be administered by the Committee. The Committee may delegate any or all of its authority hereunder to such officer or officers of the Company as it may designate.

The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

     (c) Employees' Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 7 of this Plan and the stock has been issued by the Company. The Custodian shall provide a Quarterly Statement to each Participant showing all the transactions in the Participant's Brokerage Investment Account, and the number of shares of Common Stock in such Brokerage Investment Account.

     (d) Voting Rights. The Custodian shall vote whole shares of Common Stock held in a Participant's Brokerage Investment Account upon receipt of, and in accordance with, written directions timely received from the Participant. If the Custodian receives no such directions, the Custodian shall vote such shares in its discretion, subject to applicable regulations.

     (e) Limitations. No action of the Company or of the Board in establishing this Plan, nor any action taken by the Company, any Designated Subsidiary, the Board or the Committee or its delegates under this Plan, nor any provision of this Plan, shall be construed as conferring upon any Employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

     9. TERMINATION OF PARTICIPATION. (a) Termination of Participation. A Participant's participation in the Plan shall continue until the earliest of:
(i) such time as the Participant notifies the Company in writing that the Participant wishes to withdraw from the Plan and such withdrawal becomes effective, in accordance with Section 9(b) hereof; (ii) the date of the Participant's separation of employment of the Company or any of its Subsidiaries; and (iii) the termination of the Plan.

     (b) Withdrawal by Participant. A Participant may withdraw from an offering, in whole but not in part, at any time prior to the last Business Day of such offering, by delivering a new enrollment agreement to the Company. A withdrawal will be effective only if it is received by the Company as least 15 calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant's payroll deductions shall cease, and all amounts then credited to the Participant's Account shall be distributed to the Participant, without interest.

     (c) Loss of Eligibility. Participation in the Plan shall be automatically terminated upon the cessation of the Participant's status as an Eligible Employee for any reason, including separation of employment. As soon as practicable after such separation, the Participant's payroll deduction Contributions shall cease and all amounts then credited to the Participant's Account shall be distributed to the Participant, without interest.

     (d) Re-entry. To re-enter the Plan as a Participant, an Eligible Employee must complete and deliver to the Company a new enrollment agreement, in accordance with Section 6 hereof.

     (e) Rights Not Transferable. No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee's Account or any rights with regard to the exercise of an option to purchase shares under the Plan. If any such action is taken by the Employee, or any claim is asserted by any other person in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan.

     (f) Death. In the event of the death of the Participant, the amount of payroll deductions not theretofore invested shall be refunded to the Participant's estate, without interest, such payment to be made as soon as practicable.

     10. AMENDMENT OR TERMINATION OF THIS PLAN. The Board at any time and from time to time may modify, amend, suspend or terminate this Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 423 of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company. Amendments will not adversely affect stock options that have already been granted.

     11. COMPLIANCE WITH SECTION 423. This Plan is designed and intended to comply with Section 423 of the Code, and all provisions hereof shall be construed in a manner to so comply.

                                                                       Exhibit B

                          ANNTAYLOR STORES CORPORATION

                    MANAGEMENT PERFORMANCE COMPENSATION PLAN

     1. PURPOSE. This Plan is an integral part of the Company's over-all compensation strategy which is aimed at attracting and retaining in the employ of the Company and its Subsidiaries highly motivated, results-oriented personnel of experience and ability, by basing such personnel's compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its Subsidiaries and to continue to make contributions to the Company in the future. Further, the purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

     2. DEFINITIONS. As used in this Plan, the following capitalized terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Budget" means the Company's operating budget for a Performance Period.

          (c) "Committee" means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, at least two of whom must be "outside directors" within the meaning of Section 162(m). All actions taken by the Committee under this Plan with respect to Section 162(m) Officers shall be taken solely by those members of the Committee who are "outside directors", even if less than a majority of the Committee, and such members shall constitute a subcommittee for purposes of Section 162(m). With respect to Eligible Associates who are not Section 162(m) Officers, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

          (d) "Company" means AnnTaylor Stores Corporation.

          (e) "Eligible Associate" has the meaning assigned thereto in Section 3 hereof.

          (f) "Executive Officer" means an officer of the Company who, as of the beginning of a Performance Period, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

          (g) "Participant" means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 of this Plan.

          (h) "Performance Compensation" means the cash amount payable to a Participant pursuant to this Plan.

          (i) "Performance Goals" has the meaning assigned thereto in Section 5(b) hereof.

          (j) "Performance Percentage" and "Performance Ratio" have the meanings assigned thereto in Section 5(a) hereof.

          (k) "Performance Period" means a period designated by the Committee during which Performance Compensation will be earned. A Performance Period may range in length from the six-month period that coincides with the Company's fiscal six-month Spring or Fall season to the twelve-month period that coincides with the Company's fiscal year.

          (l) "Plan" means this AnnTaylor Stores Corporation Management Performance Compensation Plan.

          (m) "Subsidiary" means any corporation of which the Company owns, directly or indirectly, at least a majority of the outstanding voting capital stock.

          (n) "Section 162(m) Officer" means an Executive Officer whose applicable employee remuneration (as defined in Section 162(m) of the Code), for the year in which the Award would be payable and including amounts that may be earned under this Plan, is expected to exceed the limitation set forth in Section 162(m) of the Code for deductibility.

     3. ELIGIBILITY. Any salaried associate in the employ of the Company or any of its Subsidiaries (including officers and directors, but excluding persons who are directors only or who are members of the Committee) shall be eligible (an "Eligible Associate") to become a Participant and receive Performance Compensation under this Plan.

     4.  SELECTION OF PARTICIPANTS.

     (a) As promptly as possible after the Company's Budget for a Performance Period shall have become available, and after having received the recommendations of the Company's Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under this Plan for such Performance Period.

     (b) Prior to the beginning of a Performance Period, or by such later date permissible under Section 162(m), and after the Company's Budget for a Performance Period shall have become available, the Chief Executive Officer of the Company shall submit to the Committee a list of the names, titles, salaries and suggested Performance Percentages of those Eligible Associates whom the Chief Executive Officer recommends that the Committee designate as Participants under this Plan for such Performance Period.

     (c) The Committee shall have the authority to designate from time to time prior to the commencement of as well as during a Performance Period additional Eligible Associates as Participants under this Plan for such Performance Period.

     (d) In selecting from among all Eligible Associates those who shall become Participants in any Performance Period and in determining the Performance Percentages of such Participants for such Performance Period, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

     5.  FORMULA FOR DETERMINING AMOUNT OF PERFORMANCE COMPENSATION.

     (a) At the time the Committee selects Participants under this Plan for a Performance Period, or within such other time period which may comply with
Section 162(m), the Committee shall, for each Participant:

          (i) assign to such Participant their individual "Performance Percentage" for such Performance Period; and

          (ii) establish a matrix, assigning a "Performance Ratio" to various levels of Performance Goals which might be achieved for such Performance Period.

     (b) As used in this Plan, "Performance Goals" means the specific objectives established by the Committee for each Participant for a Performance Period. In setting these objectives, the Committee shall consider one or more of the following business criteria: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of shares of the Company's common stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Such Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Section 162(m) Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals may include a threshold level of performance below which no award payment shall be made and levels of performance at which specified percentages of the target award shall be paid, and may also include a maximum level of performance above which no additional award shall be paid. Each of the foregoing Performance Goals shall be determined in accordance with generally acceptable accounting principles and, for Section 162(m) Officers, shall be subject to certification by the Committee. The Performance Goals established by the Committee may be different with respect to different Participants, different Performance Periods and/or different operations.

     The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

     (c) Subject to adjustment pursuant to Section 5(d) below, unless otherwise determined by the Committee, a Participant's Performance Compensation for the Performance Period for which he or she was designated by the Committee as a Participant pursuant to Section 4 hereof shall be equal to the product of (i) the Participant's annual base salary for the fiscal year of which such Performance Period is a part (prorated, as to any Participant who shall have become an Eligible Associate and designated as a Participant after the commencement of such fiscal year), multiplied by (ii) the Performance Percentage assigned to such Participant for such Performance Period pursuant to Section 5(a)(i) above, multiplied by (iii) the Performance Ratio achieved by the Company for such Performance Period.

     (d) For any Performance Period, the Board may establish a ceiling on the aggregate amount which may be paid out in Performance Compensation for such Performance Period. In the event that such a limit is established for any Performance Period, the Performance Compensation otherwise payable to all Participants for such Performance Period pursuant to Section 5(c) above shall be reduced pro rata. Notwithstanding any other provision of the Plan, no participant who is a Section 162(m) Officer may receive Performance Compensation for a twelve-month Performance Period in excess of $1,500,000, such amount to be reduced proportionately for Performance Periods of shorter duration.

     (e) Performance Compensation shall be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Period to which it relates. The foregoing notwithstanding, no payment of Performance Compensation for a Performance Period may be made to a Section 162(m) Officer until the performance results for that Performance Period are certified by the Committee. A Participant shall not be entitled to receive payment of Performance Compensation unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries at the time the Performance Compensation is actually paid.

     6. FINALITY OF DETERMINATIONS. The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

     7.  LIMITATIONS.

     (a) No person shall at any time have any right to receive Performance Compensation hereunder, unless such person shall have been designated as a Participant by the Committee pursuant to Section 4 hereof and the other terms and conditions of this Plan shall have been satisfied. No person shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the awarding of Performance Compensation hereunder or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Period shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Period.

     (b) No action of the Company or the Board in establishing this Plan, nor any action taken by the Company, the Board or the Committee under this Plan, nor any provision of this Plan, shall be construed as conferring upon any associate any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

     8. AMENDMENT AND TERMINATION OF PLAN. The Board at any time and from time to time may modify, amend, suspend or terminate this Plan, without notice, provided that no amendment which requires stockholder approval in order to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.

     9. COMPLIANCE WITH SECTION 162(M). The Plan is designed and intended to comply with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

Supplement to the AnnTaylor Stores Corporation Proxy Statement, dated April 4, 2002

        Exhibit B to the Proxy Statement should include the following amendments to the Company's Management Performance Compensation Plan, adopted March 10, 2000:

        1. Section 2 of the Plan is amended by adding the following definition as Section 2(d) and renumbering the following paragraphs of Section 2 accordingly:

   "(d)  A "Change in Control" shall be deemed to have occurred if:

   (i) any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

   (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(d)) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election for election was previously so approved, cease for any reason to constitute at least a majority thereof;

   (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
         (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

   (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)."

2. Section 5 of the Plan is amended by adding the following as new paragraph
   (f):


  "(f) Notwithstanding the preceding provisions of this Section 5, in the event of a Change in Control, a pro rata cash payment, in cancellation of outstanding Awards in respect of the Performance Period in effect as of the date of the Change in Control, shall be made to each Participant within thirty (30) business days following the date of the Change in Control. The pro rata payment to such Participant with respect to such Performance Period shall be calculated by multiplying (X) and (Y), where (X) equals the amount to which the Participant would have been entitled had the Performance Period been completed, assuming for this purpose that all Performance Goals applicable to the Participant were achieved at a level equating to a Performance Ratio of 100% and (Y) equals a fraction the numerator of which is the number of full and partial months in such Performance Period that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Period."

                          ANNTAYLOR STORES CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 2, 2002


         The undersigned hereby appoints Barbara K. Eisenberg and James M. Smith, and each of them, proxies with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders to be held at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 on May 2, 2002 at 9:00 a.m. local time and to vote, as provided below, all the shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the "Company") which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof, with all power which the undersigned would possess if personally present. The undersigned hereby revokes any proxies submitted previously with respect to such Annual Meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" LISTED BELOW AND "FOR" EACH OF THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
            ---------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN (1) AND "FOR" PROPOSALS (2), (3) AND (4).

(1)      ELECTION OF THE FOLLOWING NOMINEES AS CLASS II DIRECTORS:

       01 James J. Burke, Jr., 02 Barry Erdos, and 03 Ronald W. Hovsepian

[ ]      FOR ALL NOMINEES

[ ]      WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S) ONLY: (write the name of such nominee(s) in the space provided)


            ---------------------------------------------------------

(2) APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

[ ]      FOR
[ ]      AGAINST
[ ]      ABSTAIN

            ---------------------------------------------------------

(3) RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE COMPANY'S MANAGEMENT PERFORMANCE COMPENSATION PLAN

[ ]      FOR
[ ]      AGAINST
[ ]      ABSTAIN


            ---------------------------------------------------------

(4) RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002

[ ]    FOR
[ ]    AGAINST
[ ]    ABSTAIN

            ---------------------------------------------------------
[ ]

         By checking the box, I consent to future delivery of the Company's annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet (through postings at a webpage which will be disclosed to me by the Company). I also consent to the future delivery of any notice to the Company's stockholders required under Delaware law electronically via the Internet (through postings at a webpage which will be disclosed to me) in accordance with Section 232 of the Delaware General Corporation Law.

         By checking the box above, I expressly acknowledge and agree that the Company may no longer distribute printed materials to me until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, P.O. Box 3316, South Hackensack, NJ 07076-3316, and that costs normally associated with electronic delivery, such as the cost of Internet access and usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility. In addition, I understand that I may need to install Adobe Acrobat Reader to view documents in PDF format. A free copy of Adobe Acrobat Reader is currently available at http://www.adobe.com.


Signature ___________________  Signature _____________________ Dated____________

         Please mark, date, sign and return this proxy in the enclosed envelope. Please sign as name appears hereon. When signing as agent, attorney, executor, administrator, guardian or fiduciary, or for a corporation or partnership, indicate the capacity in which you are signing. Shares registered in joint names should be signed by each.


                                       2